SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a) of the Securities
                                Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant    [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

      [ ]        Preliminary Proxy Statement

      [ ]        Confidential, for Use of the Commission
                 Only (as permitted by Rule 14a-6(e)(2))

      [x]        Definitive Proxy Statement

      [ ]        Definitive Additional Materials

      [ ]        Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                  SierraWest Bancorp
                    -----------------------------------------------
                    (Name of Registrant as Specified in its Charter)

                    -----------------------------------------------
                    (Name of Person(s) Filing Proxy Statement, if other than
                     the Registrant)

Payment of Filing Fee (Check the appropriate box):

      [X]        No fee required.

      [ ]        Fee computed on table below per Exchange Act Rules
                 14a-6(i)(4) and 0-11.

      (1)        Title of each class of securities to which transaction applies:
-------------------------------------------------------------------------------

      (2)        Aggregate number of securities to which transaction applies:
-------------------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee is calculated and state how it was determined):
-------------------------------------------------------------------------------

      (4)        Proposed maximum aggregate value of transaction:
-------------------------------------------------------------------------------

      (5)        Total fee paid:
-------------------------------------------------------------------------------

      [ ]        Fee paid previously with preliminary materials.
-------------------------------------------------------------------------------

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)        Amount Previously Paid:
-------------------------------------------------------------------------------

      (2)        Form, Schedule or Registration Statement No.:


      (3)        Filing Party:
-------------------------------------------------------------------------------


      (4)        Date Filed:
-------------------------------------------------------------------------------

                                 SIERRAWEST BANCORP

                           10181 Truckee Tahoe Airport Rd.

                               Truckee, California 96161


                        NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                      May 28, 1998


TO THE SHAREHOLDERS OF SIERRAWEST BANCORP:

The Annual Meeting of Shareholders of SierraWest Bancorp (the "Company" or "SWB") will be held at the North Tahoe Conference Center, Kings Beach, California, on May 28, 1998, at 4:00 p.m for the following purposes:

1. To elect the following thirteen nominees to serve as directors until the next Annual Meeting and until their successors are elected and have been qualified:

           David W. Clark                   A. Morgan Jones
           Ralph J. Coppola                 Jack V. Leonesio
           William T. Fike                  William W. McClintock
           Richard S. Gaston                Bernard E. Moore
           Jerrold T. Henley                Gary E. Stein
           John J. Johnson                  Thomas M. Watson
           Ronald A. Johnson

2. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

Only Shareholders of record at the close of business on April 7, 1998, will be entitled to vote at the meeting or any adjournment thereof.

The Bylaws of the Company set forth the following procedures for nominations to the Board of Directors:

Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any holder of any outstanding class of capital stock of the Company entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the Notice of any meeting called for the election of directors) are required to be made in writing and to be delivered or mailed to the President of the Company by the later of:
(i) the close of business 21 days prior to any meeting of stockholders called for the election of directors, or (ii) ten days after the date of mailing of notice of the meeting to stockholders. Such notification must contain the following information to the extent known to the notifying stockholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the Company owned by each proposed nominee; (d) the name and residence address of the notifying stockholder; (e) the number of shares of capital stock of the Company owned by the notifying stockholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by the notifying stockholder and the identities and locations of any such institutions; and, (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt. The notification shall be

                                 Page -1-
signed by the nominating stockholder and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a director from each proposed nominee. Nominations not made in accordance with these procedures shall be disregarded by the Chairman of the meeting, and upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee. The foregoing requirements do not apply to the nominations of a person to replace a proposed nominee who has become unable to serve as a director between the last day for giving notice in accordance with this paragraph and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.

                         By Order of the Board of Directors

                         /s/ A. Morgan Jones, Secretary
                         A. Morgan Jones, Secretary

April 9, 1998

YOU ARE URGED TO VOTE BY SIGNING AND RETURNING THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE ENCLOSED PROXY IS SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS. ANY SHAREHOLDER GIVING A PROXY MAY REVOKE IT PRIOR TO THE TIME IT IS VOTED BY NOTIFYING THE SECRETARY OF THE COMPANY IN WRITING OF REVOCATION OF YOUR PROXY, BY FILING A DULY-EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND VOTING IN PERSON AFTER ADVISING THE CHAIRMAN OF THE MEETING OF THAT ELECTION.



                                   Page -2-

                                  PROXY STATEMENT

                                       FOR

                          ANNUAL MEETING OF SHAREHOLDERS

                                       OF

                                 SIERRAWEST BANCORP

                                    May 28, 1998

                                    INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of Proxies for use at the 1998 Annual Meeting of Shareholders (the "Meeting") of SierraWest Bancorp (the "Company" or "SWB") to be held at 4:00 p.m. on May 28, 1998, at the North Tahoe Conference Center, Kings Beach, California, and at any and all adjournments thereof.

It is anticipated that this Proxy Statement and the accompanying Notice and form of Proxy will be mailed to shareholders eligible to receive notice of and vote at the Meeting on or about April 18, 1998.

The matters to be considered and voted upon at the Meeting will be:

1. Election of Directors. Electing thirteen (13) directors to serve until the 1999 Annual Meeting of Shareholders and until their successors are elected and have been qualified. Those persons whose name will be placed in nomination at the Meeting for the thirteen (13) available seats on the Board of Directors are:

           David W. Clark                   A. Morgan Jones
           Ralph J. Coppola                 Jack V. Leonesio
           William T. Fike                  William W. McClintock
           Richard S. Gaston                Bernard E. Moore
           Jerrold T. Henley                Gary E. Stein
           John J. Johnson                  Thomas M. Watson
           Ronald A. Johnson

2. Other Business. Transacting such other business as may properly come before the meeting or any adjournment thereof.

Revocability of Proxies
-----------------------

A form of Proxy for voting your shares at the Meeting is enclosed. Any shareholder who executes and delivers such Proxy has the right to and may revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed Proxy bearing a later date. The Proxy may also be revoked by attendance at the Meeting and election to vote thereat. Subject to such revocation or suspension, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the Proxy holders in accordance with the instructions specified on the Proxy. IF NO INSTRUCTION IS SPECIFIED IN YOUR PROXY WITH RESPECT TO THE ELECTION OF DIRECTORS, THE SHARES REPRESENTED BY YOUR EXECUTED PROXY WILL BE VOTED "FOR" THE NOMINEES FOR ELECTION OF DIRECTORS NAMED HEREIN. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE DETERMINATION OF THE APPOINTED PROXIES.

                                   Page -3-

Persons Making the Solicitation
-------------------------------

This solicitation of Proxies is being made by the Board of Directors of the Company. The expense of preparing, assembling, printing, and mailing this Proxy Statement and the materials used in the solicitation of Proxies for the Meeting will be borne by the Company. It is contemplated that Proxies will be solicited principally through the use of the mail, but officers, directors, and employees of the Company and its subsidiary SierraWest Bank (the "Bank"), may solicit
Proxies personally or by telephone, without receiving special compensation therefore. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these Proxy materials to shareholders whose stock in the Company is held of record by such entities. In addition, the Company may use the services of individuals or companies it does not regularly employ in connection with this solicitation of Proxies, if Management determines it advisable.

                              VOTING SECURITIES

There were issued and outstanding 4,119,382 shares of the Company's common stock on April 7, 1998 which has been fixed as the record date for the purpose of determining shareholders entitled to notice of, and to vote at, the Meeting (the "Record Date"). On any matter submitted to a vote of the shareholders, each holder of the Company's common stock will be entitled to one vote, in person or by Proxy, for each share of common stock he or she held of record on the books of the Company as of the Record Date. In connection with the election of directors, shares may be voted cumulatively if a shareholder present at the Meeting gives notice at the Meeting, prior to the voting for election of directors, of his or her intention to vote cumulatively. If any shareholder of the Company gives such notice, then all shareholders eligible to vote will be entitled to cumulate their shares in voting for election of directors. Cumulative voting allows a shareholder to cast a number of votes equal to the number of shares held in his or her name as of the Record Date, multiplied by the number of directors to be elected. These votes may be cast for any one nominee, or may be distributed among as many nominees as the shareholder sees fit. If cumulative voting is declared at the Meeting, votes represented by Proxies delivered pursuant to this Proxy Statement may be cumulated at the discretion of the Proxy holders, in accordance with Management's recommendation. Abstentions and broker nonvotes are not counted in determining the number of shares voted for or against any nominee for director or any proposal.

          SHAREHOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Management of the Company knows of no person who owns, beneficially or of record, either individually or together with associates, five percent (5%) or more of the outstanding shares of the Company's common stock, except as set forth in the table on the following page. This table sets forth, as of March 10, 1998 the number and percentage of shares of Company's outstanding common stock beneficially owned, directly or indirectly, by each of Company's current directors and nominees, current and former executive officers of the Company whose salary and bonus exceeded $100,000 during 1997 ("named executive officers") and principal shareholders, and by the directors and executive officers of the Company as a group. The shares "beneficially owned" are determined under Securities and Exchange Commission Rules, and do not necessarily indicate ownership for any other purpose. In general, beneficial ownership includes shares over which a director, principal shareholder, or executive officer has sole or shared voting or investment power and shares which such person has the right to acquire within sixty (60) days of March 10, 1998. Management is not aware of any arrangements which may, at a subsequent date, result in a change of control of the Company.


                                       Page -4-


                                    Shares           Shares
                                    Owned            Owned
                                    with             with
                                    Sole Voting      Shared            Shares
                                    and              Voting and        Acquirable                         Percent
Name and Address                    Investment       Investment        within                             of
of Beneficial Owner(1)              Power            Power             60 days(2)(3)    Total Shares      Class(5)

Directors and Nominees
and Named Executive Officers

David W. Clark                      10,985               5,864             6,916           23,765             *
William T. Fike(4)                  13,894              15,348            76,860          106,102          2.5%
Ralph J. Coppola                     6,506                                 2,399            8,905             *
Jerrold T. Henley                   47,725                                 9,189           56,914          1.4%
John J. Johnson                      2,388               1,155             2,204            5,747             *
Ronald A. Johnson                    2,927                                 1,497            4,424             *
A. Morgan Jones                      1,727                 650             9,154           11,531             *
Jack V. Leonesio                    14,955                                 3,957           18,912             *
William W. McClintock                7,820                 105             9,154           17,079             *
Richard Gaston                       3,866                                 2,156            6,022             *
Bernard E. Moore                                                           7,787            7,787             *
Gary E. Stein                                                             19,951           19,951             *
Thomas M. Watson                     8,102                                10,194           18,296             *
David C. Broadley(4)                20,866              14,586             1,657           37,109             *
Patrick S. Day                       1,575                                 3,780            5,355             *
Robert C. Silver(4)                    633              14,586                             15,219             *
Richard L. Belstock                  3,218                                                  3,218             *
Martin R. Sorensen                     357                                 4,410            4,767             *

Total for Directors
and Executive Officers
(numbering 16)                     147,412              23,122           141,322          311,856          7.3%

Principal Shareholders

Investors of America, L.P.
39 Glen Eagles Drive
St. Louis, MO 63124                297,045                                                297,045          7.2%
------------
* less than one percent

(1) The address for all Directors, Nominees and Named Executive Officers is c/o SierraWest Bancorp, P. O. Box 61000, Truckee, CA 96160.

(2) Includes shares that can be purchased through Bancorp's stock option plan. For non-employee directors, includes 492 shares earned under the Directors Deferred Compensation and Stock Award Plan for all but Mr. Clark (509 shares), Mr. Henley (527 shares), Mr. Watson (1,532 shares), and Mr. Coppola (1,475 shares). For Messrs. Moore and Stein, shares represent California Community Bancshares Corporation ("CCBC") shares and options at an assumed conversion ratio 0.8429 SWB shares for each CCBC share. These shares are convertible into SWB shares upon the acquisition of CCBC by SWB. The conversion ratio is based on the closing price of Bancorp's stock on March 10, 1998.

(3) Includes 2,049 CCBC shares convertible into 1,727 SWB shares owned by Dr. Stein's wife, as to which Dr. Stein disclaims beneficial ownership.

(4) Messrs. Fike, Broadley and Silver have voting authority for 14,586 shares of unallocated SWB common stock held by the SWB ESOP plan.

(5) Excludes shares to be issued upon the acquisition of CCBC.

                                     Page -5-

                               ELECTION OF DIRECTORS

Nominees
--------

The Company's Bylaws provide that the exact number of directors of the Company shall be not fewer than seven or more than 13, with the exact number to be fixed by approval of the Board or of the shareholders. The Board has fixed the number of directors at 13 as of the date of the meeting.

The persons named below as nominees, will be nominated for election as directors at the Meeting to serve until the 1999 Annual Meeting of Shareholders and until their successors are elected and have qualified. Votes will be cast in such a manner as to effect the election of all thirteen (13) nominees (or as many thereof as possible under the rules of cumulative voting). In the event that any of the nominees should be unable to serve as a director, it is intended that the Proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees named below will be unable to serve if elected. Additional nominations for director may only be made by complying with the nomination procedures which are included in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.

The following table sets forth the names of and certain information, as of March 10, 1998, concerning the persons that are to be nominated by the Board of Directors for election as directors of the Company:

                                            Year
                                            First
                                            Appointed            Principal Occupation
Name                                Age     Director             During the Past Five Years

Current Directors
and Nominees

David W. Clark                      60      1990                 Chairman/CEO of Clark and Sullivan
                                                                 Constructors, Inc. since January 1977.

Ralph J. Coppola                    63      1996                 Self-employed physician and auto dealer.

William T. Fike                     50      1992                 President/CEO and Director of the Company
                                                                 since July 1992.  President/CEO of SierraWest
                                                                 Bank since October 1996.  Executive Vice
                                                                 President and Chief Operating Officer of the
                                                                 Company from May 1991 to July 1992.

Richard S. Gaston                   64      1995                 President and director of GAC Corporation and
                                                                 Gaston & Wilkerson Management Group, real estate
                                                                 management companies.

Jerrold T. Henley                   59      1986                 Chairman of the Company since July 1992.
                                                                 President/CEO of the  Company from its
                                                                 inception to June 1992.

John J. Johnson                     64      1996                 Retired.  Owner, Johnson's Sporting World,
                                                                 Reno, Nevada until April 1992.

Ronald A. Johnson                   57      1996                 Self-employed CPA and financial consultant.

                                         Page -6-

                                            Year
                                            First
                                            Appointed            Principal Occupation
Name                                Age     Director             During the Past Five Years

Current Directors
and Nominees

A. Morgan Jones                     65      1986                 Attorney.  President and director of Truckee
                                                                 River Associates, (commercial real estate
                                                                 management, development and sales).

Jack V. Leonesio                    54      1986                 Owner of a restaurant/bar in Truckee,
                                                                 California since 1973 and co-owner of a bar in
                                                                 Reno, Nevada since April 1994.

William W.  McClintock              52      1986                 Self-employed CPA and financial consultant.


Bernard E. Moore                    68      *                    Chairman of the Board of Directors of CCBC
                                                                 since 1995 and the Chairman of the Board of
                                                                 Directors of Continental Pacific Bank ("CP
                                                                 Bank") since 1986 and Director of CP Bank
                                                                 since 1983.  President of Bernard Moore, Inc.,
                                                                 d.b.a. Moore Tractor, Inc., which sells farm
                                                                 implements.

Gary E. Stein                       52      *                    Director of CCBC since 1995 and a Director of
                                                                 CP Bank since 1983.  Physician and Associate
                                                                 Medical Director of the University of California,
                                                                 Davis, Davis Medical Group, Vacaville, California.

Thomas M. Watson                    54      1986                 Managing Officer, Truckee River Associates,
                                                                 (commercial real estate management, development and sales).

* Pursuant to the Plan of Acquisition and Merger dated November 13, 1997 among SWB, SierraWest Bank, CCBC and CP Bank, Messrs. Moore and Stein will be appointed Directors of SWB upon the completion of the merger of CCBC into SWB. Their nomination is subject to the completion of this merger. If the merger is not completed, the number of directors to be elected at the meeting will be reduced to 11.

Except as described above, none of the directors or nominees were selected pursuant to any arrangement or understanding other than with the directors of the Company acting within their capacities as such. There are no family relationships between any of the directors and executive officers of the Company.

The Board of Directors and Committees
-------------------------------------

The Company's Board of Directors met 12 times during 1997. None of the directors or executive officers attended less than 75 percent of the aggregate of all Board of Directors meetings and committee meetings, of which they were members, held during 1997. The Company has a standing Audit/Ethics, Nominating and Personnel/Compensation Committee.

The Audit/Ethics Committee reviews audits of the Company and its subsidiaries, and considers the adequacy of auditing procedures. The Audit/Ethics Committee consists of Messrs. Coppola, John J.

                                     Page -7-

Johnson, Watson, McClintock, Gaston and Mr. Henley as a member-at-large. The Audit/Ethics Committee met 12 times in 1997. The Nominating Committee consists of Messrs. Henley, Clark, Fike and Jones. The Nominating Committee met once in 1997. The Nominating Committee recommends the nominees for director positions on the Company's Board of Directors for review and approval by the Board. The Company has a Personnel/Compensation Committee which consists of Messrs. Clark, Gaston, McClintock, Fike and Mr. Henley as a member-at-large. The Personnel/Compensation Committee met 13 times in 1997. The Personnel/Compensation Committee determines the salaries of executive officers of the Company. The Personnel/Compensation Committee reviews and approves salary recommendations for all Senior Vice Presidents and above. The Committee reviews and approves all benefit program changes recommended by management and works with management in the development of all company-wide incentive compensation programs.

Compensation of Directors
-------------------------

Directors' fees for board and committee meetings are as follows:

                                    Board Meetings                              Committee Meetings
                                    Retainer          Attendance                Retainer         Attendance

Chairman of the Board              $3,383/month        $0                       $0               $0
Director                           $1,500/month        $0 (1)                   $0               $150/meeting(2)
Committee Chairman                 N/A                 N/A                      $100/month       $150/meeting(2)

(1) Compensation for attendance at special board meetings is $100 per director per meeting.
(2) Fee for attendance at Directors' Loan Committee is $250 per meeting.

In addition to the above fees, an educational allowance is determined annually by the Board. The Chairman of the Board allocates funds for educational expenses pursuant to requests submitted by each director until the allowance is exhausted.

The Company's Deferred Compensation and Stock Award plan is provided to members of the Board of Directors who are not employees of SWB or of its subsidiary ("Outside Directors"). Under this plan Outside Directors are required to take on a deferred basis one-third of their directors' fees for regular board meetings in the form of promised shares of SWB common stock. The remaining amount of director fees for regular board meetings may also be deferred and paid in SWB common stock at the election of the director. The purpose of this plan is to enable Outside Directors to defer receipt of compensation for their services to later years and to provide part of the compensation for their services in promised shares of SWB common stock in order to better align the interest of Outside Directors with those of the Company's Shareholders.

Expenses for the directors and their spouses related to attendance at the Company's annual weekend directors' retreat are paid for by the Company. Directors are eligible for coverage under the Company's group health insurance plan. Premiums for health insurance coverage are shared between the director and the Company on the same basis as that for Company employees. Additionally, the Company pays for premiums covering the first $25,000 of accidental death benefits and the administration of KEOGH plans for directors, if they elect to participate.

The Company maintains a salary continuation plan (see "Salary Continuation Plan" on page 13) for its executive officers, certain senior officers and its directors. As of December 31, 1997, the Company's non-employee directors were credited with $89,142 in accrued benefits under the directors' salary continuation plan. The Company allocated $16,958 to the Salary Continuation Plan in 1997 on behalf of its non-employee directors.


                                     Page -8-


Stock options granted and not canceled to non-employee directors under the Company's 1988 stock option plan are as follows:

Director                     Date of Grant           Options Granted(2)           Options Outstanding(1)(2)
--------                     -------------           ------------------           -------------------------
David W. Clark               8-17-95                 6,407                        6,407
Ralph J. Coppola             9-01-93                   924                          924
Richard S. Gaston            8-17-95                 1,664                        1,664
Jerrold T. Henley            8-17-95                 8,662                        8,662
John J. Johnson              8-17-95                 1,712                        1,712
Ronald A. Johnson            9-01-93                 1,005                        1,005
A. Morgan Jones              8-17-95                 8,662                        8,662
Jack V. Leonesio             9-01-93                 8,662                        3,465
William W. McClintock        8-17-95                 8,662                        8,662
Thomas M. Watson             8-17-95                 8,662                        8,662

Options granted on August 17, 1995 have an exercise price of $9.29, a term of ten years and were 100% vested on grant. Options granted on September 1, 1993 have an exercise price of $6.19, a term of five years and one day and vest 20% per year.

(1) As of March 10, 1998.
(2) Adjusted to reflect the 5% stock dividend paid August 29, 1997.

                                    Page -9-

Executive Officers
------------------

The following table sets forth information concerning executive officers of the Company at March 10, 1998:

                                                     Position and Principal Occupation
Name                            Age                  During the Past Five Years

William T. Fike                 50                   President/CEO and Director of the Company since July
                                                     1992. President/CEO of  SierraWest Bank since October,
                                                     1996. Executive Vice President and Chief Operating
                                                     Officer of the Company, from May 1991 to July 1992.

David C. Broadley               54                   Executive Vice President and Chief Financial Officer of
                                                     the Company since February 1994.  Executive Vice
                                                     President and Chief Financial Officer of SierraWest Bank
                                                     since February 1995.  Senior Vice President and Chief
                                                     Financial Officer of the Company, from 1985 to 1994.

Patrick S. Day                  48                   Executive Vice President and Chief Credit Officer of the
                                                     Company and SierraWest Bank since July 1995.
                                                     Executive Vice President and Chief Operating Officer of
                                                     Business & Professional Bank from January through June
                                                     1995.  Principal of PSD Associates,  a bank consulting
                                                     company, from 1993 to 1995. Executive Vice President
                                                     and Chief Credit Officer of Bank of San Francisco from
                                                     1991 to 1993.

Robert C. Silver                55                   Senior Vice President, manager of Administration Division
                                                     for SierraWest Bank since November, 1995.  Senior Vice
                                                     President and Director of Human Resources for SierraWest Bank
                                                     from July, 1991 through October, 1995.

Richard L. Belstock             41                   Senior Vice President, Controller and Chief Accounting
                                                     Officer for the Company since August 1997.  Senior Vice
                                                     President and Controller of the Company from July 1994
                                                     through September 1996.  Senior Vice President and
                                                     Controller of SierraWest Bank since June, 1994.  Vice
                                                     President and Assistant Controller for the Company from
                                                     August, 1990 through June, 1994.

Mary Jane Posnien               54                   Senior Vice President of Operations for SierraWest Bank
                                                     since March 1998. Senior Vice President of Operations for
                                                     SierraWest Bank from November 1995 to August 1997.
                                                     Senior Vice President of Operations for Sierra Bank of
                                                     Nevada from March 1995 to November 1995.  Vice
                                                     President of Operations for Sierra Bank of Nevada from
                                                     December 1993 to March 1995. Manager of Gotcha
                                                     Covered, a carpet/window covering store from 1991
                                                     through 1993.


                                    Page -10-

Executive Compensation
----------------------

                                 Summary Compensation Table
                                 --------------------------
                                                                       Long-Term Compensation
                                                                       ----------------------
                           Annual Compensation                              Awards          Payouts
                                                                     # of
                                                                     Shares       # of
Name and                                                  Other      Restricted   Shares     LTIP    All
Principal                                                 Annual     Stock        Options/   Pay-   Other
Position              Year      Salary       Bonus        Comp.      Awards       SARS(3)    Outs    Comp.
--------              ----      ------       -----        -----      ------       ----       ----    -----

William T. Fike       1997      $247,760     $ 135,000    $3,394      0                0     0       $19,852
President/CEO of      1996      $230,384(1)  $            $4,643      0           52,500     0       $17,351
the Company           1995      $200,000     $            $3,451      0           10,500     0       $16,444
and the Bank

David C. Broadley     1997      $140,376     $  73,870    $3,668      0                0     0       $19,983
Executive Vice        1996      $131,256     $            $  106      0                0     0       $20,154
President/CFO of      1995      $130,214     $            $    0      0            6,300     0       $18,634
the Company and
the Bank

Patrick S. Day(2)     1997      $ 129,167    $  67,972    $3,395      0                0     0       $ 3,545
Executive Vice        1996      $ 126,519    $            $3,858      0                0     0       $ 2,245
President of the      1995      $  57,293    $            $1,005      0           14,700     0       $   123
Company and
the Bank

Robert C. Silver      1997      $  98,078    $  49,780    $    0      0            2,750     0       $ 5,690
Senior Vice           1996      $  87,369    $       0    $    0      0                0     0       $ 4,423
President of          1995      $  76,646    $       0    $    0      0            3,150     0       $ 4,003
the Bank

Richard L. Belstock   1997      $  83,202    $  43,783    $    0      0                0     0       $ 3,895
Senior Vice           1996      $  81,101    $  15,000    $    0      0                0     0       $ 3,114
President/Controller  1995      $  79,849    $       0    $    0      0            8,400     0       $ 2,701
of the Company and
the Bank

Martin R. Sorensen    1997      $ 153,930    $       0    $1,750      0                0     0       $21,067
Former Executive      1996      $ 147,565    $       0    $1,530      0                0     0       $22,646
Vice President of     1995      $ 145,834    $       0    $2,808      0            6,300     0       $32,032
the Bank

Notes:

(1)  Includes payment of accrued vacation pay of $30,384.
(2)  Hired in 1995.
(3)  Adjusted for 5% stock dividend paid August 29, 1997.

Bonus - Bonuses are paid in the year after they are earned. For purposes of this table, bonuses have been reflected in the year earned, not the year paid.

Other Annual Compensation - Includes value of personal use of Company provided automobiles and reimbursements for the personal portion of club dues and spousal travel expenses.


                                     Page -11-

All Other Compensation - Includes the following:
----------------------

Company Contribution to 401(k) Plan For:              1997          1996        1995
                                                      ----          ----        ----

    Mr. Fike                                          $   4,750     $   4,652   $   4,750
    Mr. Broadley                                      $   4,145     $   3,896   $   3,742
    Mr. Day                                           $   1,938     $     938   $       0
    Mr. Silver                                        $   2,779     $   2,566   $   2,339
    Mr. Belstock                                      $   2,946     $   2,383   $   2,053
    Mr. Sorensen                                      $   1,560     $   4,427   $   4,375

Company Contributions to ESOP Plan For:

    Mr. Fike                                          $   1,562(1)  $   1,240   $   1,169
    Mr. Broadley                                      $   1,463(1)  $   1,085   $   1,015
    Mr. Day                                           $   1,346(1)  $   1,046   $       0
    Mr. Silver                                        $   1,021(1)  $     722   $     598
    Mr. Belstock                                      $     867(1)  $     671   $     602
    Mr. Sorensen                                      $   1,562(1)  $   1,220   $   1,159

(1)  Amount estimated for 1997,  pending final plan accounting for the 1997 plan year.

Moving Expense Reimbursement Paid To:


    Mr. Sorensen                                      $       0     $      0    $   2,229


Allocations to Salary Continuation Plan For:

    Mr. Fike                                          $     10,890  $  9,858    $   8,924
    Mr. Broadley                                      $     12,877  $ 13,675    $  12,379
    Mr. Sorensen                                      $     17,441  $ 15,789    $  23,059

Cost of life insurance provided by Company of which the benefit exceeded $50,000
For:

    Mr. Fike                                          $      2,650  $  1,601    $   1,601
    Mr. Broadley                                      $      1,498  $  1,498    $   1,498
    Mr. Day                                           $        261  $    261    $     123
    Mr. Silver                                        $      1,890  $  1,135    $   1,066
    Mr. Belstock                                      $         82  $     60    $      46
    Mr. Sorensen                                      $        504  $  1,210    $   1,210

The following table shows the options issued during 1997 for those individuals listed in the summary table:

                                     Option/SAR Grants During 1997 Fiscal Year

                                        Percent of
                                        total
                                        options/SARs                                               Potential realizable value
                                        granted to                                                 at assumed annual rates of
                    Options/SARs        employees in      Exercise or                              stock price appreciation for
                    Granted             fiscal year       base price      Expiration               option term
Name                (#)                 (%)               (/Sh)           date                     5%            10%
--------------------------------------------------------------------------------------------------------------------------

Robert C. Silver    2,750               4.3               $24.13          August 26, 2007          $41,732       $105,757


                                    Page -12-

Aggregated Option/SAR Exercises In Last Fiscal Year and FY-End Option/SAR Value

                                                                                          Value of
                                                            Number of                     Unexercised
                                                            Unexercised                   In-The-Money
                                                            Options/SARS at               Options/SARS At
                    Shares                                  FY-End-#Shares                FY End-$
                    Acquired on       Value                 Exercisable/                  Exercisable/
Name                Exercise          Realized              Unexercisable                 Unexercisable

Mr. Fike                   0         $       0             83,790/ 15,698               $      1,888,013 / 392,941
Mr. Broadley          21,653         $ 360,848             1,658 /  8,977               $         38,569 / 228,652
Mr. Day                2,100         $  16,501             3,780 /  8,820               $         91,075 / 215,175
Mr. Silver             2,363         $  28,744               630 /  6,373               $         14,513 / 116,914
Mr. Belstock           2,835         $  23,411             1,680 /  5,618               $         38,200 / 130,241
Mr. Sorensen           7,560         $  60,896             4,410 / 10,080               $        111,338 / 251,700

The value of unexercised In-the-money options and the value realized on exercise of stock options is calculated by subtracting the exercise price from the fair market value at December 31, 1997 or the date of exercises, respectively, of the securities underlying the options. All share amounts have been adjusted for the 5% stock dividend paid August 29, 1997.

Salary Continuation Plan
------------------------

The Company has entered into agreements with certain directors of the Company and the Bank, and certain executive officers and a former executive officer of the Bank, to provide for salary continuation benefits upon the retirement or earlier death of the directors and executive officers. The benefits pursuant to this plan are: $50,000 per year for Messrs. Fike and Sorensen and $40,000 per year for Mr. Broadley payable for a period of 20 years following retirement at age 65 or earlier death. Benefits for the participating directors are $4,000 per year for 15 years, beginning 15 years after their respective plan commencement dates.

In the event of earlier death, the benefits are payable to the officer's or director's designated beneficiary. The Company has secured life insurance policies for the purpose of protecting it from loss in the event of earlier death. In the event of earlier retirement or early termination of office or employment of the officer or director, a reduced benefit is payable. At the option of the officer or director a reduced benefit may be received in a lump sum based on a discounting formula. Accrued benefits for both officers and directors vest 20% per year over a five-year period from the date of association with the Company. Additionally, there are restrictions on the covered individual from engaging in any competing occupation upon retirement and provisions requiring the covered individual to perform advisory services, for compensation, for a period of five (5) years following retirement or early termination of office or employment.

During 1996 the agreements of Messrs. Fike, Broadley and Sorensen and certain directors of SWB were modified to provide for an acceleration of benefits such that the full amount due under the agreement would become payable in the case of a change of control of the Company. For the Directors' plan this would be in the form of a lump sum payment based on a discounting formula. The plan for Messrs. Fike, Broadley and Sorensen provided for this payment in the form of 240 equal monthly installments. The agreements were further modified to eliminate the restrictions described above related to engaging in a competing occupation and the performance of advisory services upon a change in control.


                                   Page -13-

As of December 31, 1997, executive officers were credited with the following accrued benefits under this Plan:

David C. Broadley            $ 106,667
William T. Fike                 55,741
Martin R. Sorensen              56,289

Employment Agreements
---------------------

Effective October 1, 1994, the Company entered into an employment agreement with Mr. Fike covering the terms of his employment, compensation, and conditions of termination. Unless employment is terminated or the agreement is extended, Mr. Fike's employment will continue until December 31, 1999. His base salary was set initially at $200,000 per year and he is eligible for bonuses and participation in all employee benefit programs. He will be considered for periodic increases in base salary at the discretion of the Board of Directors. He will continue to participate in the Salary Continuation Plan and be provided with a Company car and a country club membership. In the event of termination without cause, Mr.
Fike will receive all amounts owing to him at the date of termination and a lump-sum severance payment equal to eighteen months' base salary. During the month of February 1997 Mr. Fike's base salary was increased to $250,000 per year and during February 1998 Mr. Fike's base salary was increased to $262,500 per year.

In 1996, Messrs. Broadley, Sorensen, Day, Silver and Belstock entered into Senior Manager Separation Benefits Agreements. Under the terms of these agreements as amended during 1997 and 1998, certain benefits would become payable to the manager in the event of the termination of employment for any reason, other than a material violation of the Company's personnel policies and procedures. The benefit includes one year's base salary (as to Messrs. Broadley, Sorensen and Day) or nine months' base salary (as to Mr. Silver) or six months base salary (as to Mr. Belstock) paid as a lump sum or in 24 equal semi-monthly payments (as to Messrs. Broadley, Sorensen and Day) or 18 equal semi-monthly payments (as to Mr. Silver) or twelve equal semi-monthly payments (as to Mr. Belstock), at the election of the executive officer. If the semi-monthly payments are chosen, health benefits continue to be provided on the same terms as during active employment. For Messrs. Broadley and Sorensen, in the event of a change in control or reorganization of the Company, the executive officer may, within a nine month period, resign from the Company and receive the same benefits as would be payable upon involuntary termination.

Personnel/Compensation Committee Report on Executive Compensation
-----------------------------------------------------------------

Compensation Policies for Executive Officers

The members of the Personnel/Compensation Committee collectively represent a wide range of business and professional occupations, including business owners and operators, accountants, and retired community leaders. They have available to them various surveys reflecting executive compensation practices in banking and other related industries. These sources are used by the Committee in reviewing compensation. Once each year the Committee reviews the total compensation of the executive officers listed in this Proxy Statement. The Committee has adopted a practice of keeping the base salaries of these executives at, or slightly below industry norms for comparable positions within similarly sized and located institutions. The Committee then establishes cash incentive bonus plans and stock option grants to bring the executives' total compensation to, or above, industry norms only if certain performance criteria are met. The performance criteria and resulting cash incentive payments are approved annually by the Committee, and reflect those elements that will most closely affect earnings and the growth of shareholder equity.

In the Committee's opinion the named executives are properly compensated at the present time when compared with all others in similar positions in companies of similar size. They are not overcompensated and never have been during the Committee's tenure.

                                  Page -14-

Chief Executive Officer Compensation
------------------------------------

In 1997, Mr. Fike received a salary of $247,760. Mr. Fike's base salary was paid in accordance with an employment agreement discussed herein. The Committee considered this salary appropriate in light of Mr. Fike's leadership of one of the stronger bank holding companies in California. Mr. Fike's total cash compensation was also based on his contributions to the overall long-term strategy and financial success of the Company.

The employment agreement was executed in 1994 and is effective through 1999. The Committee retained the consulting services of the Wyatt Company, a leading compensation and benefits consulting firm, to research and recommend a total compensation package for Mr. Fike, which is reflected in the employment agreement. The only instructions given to the Wyatt Company were to recommend a package based on comparable bank holding companies in California. During the course of the Wyatt Company's engagement, the Committee independently reviewed the following peer group survey studies: The Findley Reports "1994 Senior Management Compensation Survey Analysis of California Banks;" Deloitte & Touche LLP "California Banks 1994 Compensation Survey;" BAI Foundation "The Bank Key Executive Compensation Survey - 1994 Results;" Wyatt Data Services "1994 Community Bank Compensation Report;" and Sheshunoff "Bank Executive and Director Compensation Survey. "Based on this data, the Committee established Mr. Fike's annual salary. The salary level thus established was then reviewed by Wyatt Company's consultant and deemed to be competitive and within the appropriate range.

The Board of Directors awarded an incentive bonus of $135,000 to Mr. Fike for his performance during 1997. In determining the bonus the compensation committee and the Board considers many factors, some of which are: strategic focus, return on equity, improvement in shareholder value, credit quality, plus the efficiency ratio of the Company. Additionally, study is made of aggregate total compensation paid for other outstanding performing banks of similar size. In light of Mr. Fike's leadership and consideration of the above factors this amount was chosen.

Personnel/Compensation Committee:

         David W. Clark, Chairman            William T. Fike
         Richard S. Gaston                   Jerrold T. Henley (member-at-large)
         William W. McClintock

Personnel/Compensation Committee Interlocks and Insider Participation
---------------------------------------------------------------------

With the exception of Jerrold Henley and William Fike, no member of the Personnel/Compensation Committee is a former or current officer or employee of the Company. Mr. Henley retired as President and CEO of the Company in June 1992. Mr. Fike succeeded Mr. Henley as President and CEO of the Company. There are no compensation committee interlocks between the Company and other entities involving Company executive officers and Company directors.

Common Stock Performance: As part of the executive compensation information presented in this Proxy Statement, the Securities and Exchange Commission requires a five-year comparison of stock performance for the Company with stock performance of appropriate similar companies.


                                   Page -15-

The following graph compares the Company's performance with the total return index for the Nasdaq Stock Market (US Companies) and the total return index for Nasdaq traded banks:

                                 12/31/92      12/31/93     12/31/94      12/31/95     12/31/96     12/31/97

SierraWest Bancorp                 100            122         152            189         282          655

Nasdaq Stock Market
(US Companies)                     100            115         112            159         195          239


Nasdaq Bank Stocks                 100            114         114            169         223          377

Note to Graph Above: Assumes $100 invested on December 31, 1992, in SierraWest Bancorp Common Stock and an identical amount in the Nasdaq Indexes. The Nasdaq indexes were compiled by the Center for Research in Securities Prices (CRSP), University of Chicago, Graduate School of Business.

Section 16(a) Beneficial Ownership and Compliance
-------------------------------------------------

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Directors, certain officers and greater than ten-percent shareholders ("Reporting Persons") are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that from January 1, 1997, to December 31, 1997, all filing requirements applicable to its Reporting Persons were complied with, except that Mr. Henley and Mr. Gaston each reported one transaction on Form 5 that should have been reported earlier on Form 4, Mr. Coppola was late in filing a Form 4 covering one transaction, and Mr. Silver was late in filing a Form 3, and reported 3 transactions on Form 5 that should have been reported earlier on Form 4.

                                   Page -16-

                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Some of the directors of the Company and the companies with which they are associated are customers of, or have had banking transactions with, the Bank in the ordinary course of its business and the Bank expects to have banking transactions with these persons in the future. In Management's opinion, since January 1, 1997, all loans and commitments to lend included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar credit worthiness and, in the opinion of Management, did not involve more than a normal risk of collectability or present other unfavorable features.

                               INDEPENDENT ACCOUNTANTS

The firm of Deloitte & Touche, LLP, Sacramento, California, served as independent public accountants for the Company and its subsidiaries for the year 1997 and has been selected to be the Company's independent public accountants for the year 1998. All services rendered were approved by the Company's Audit/Ethics Committee, which has determined the firm of Deloitte & Touche LLP to be independent. It is expected that one or more representatives of Deloitte & Touche LLP will be present at the Meeting and will be given the opportunity to make a statement, if desired, and to respond to appropriate questions.

                                 SHAREHOLDER PROPOSALS

The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for the Company's 1999 Annual Meeting of Shareholders is December 19, 1998.

                                    OTHER MATTERS

Management does not know of any matters to be presented at the Meeting other than those set forth above. However, if other matters come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote the shares represented by the Proxy in accordance with the recommendations of Management on such matters, and discretionary authority to do so is included in the Proxy.

                               SIERRAWEST BANCORP




Dated: April 9, 1998                           /s/ A. Morgan Jones, Secretary
                                                   A. Morgan Jones, Secretary

The Annual Report to Shareholders for the fiscal year ended December 31, 1997, is being mailed concurrently with this Proxy Statement to all shareholders of record as of April 7, 1998.

A COPY OF THE COMPANY'S 1997 ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K WILL BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO SIERRAWEST BANCORP, ATTN: CONTROLLER'S OFFICE., P.O. BOX 61000, TRUCKEE, CA 96160-9010.

                                   Page -17-

                                        APPENDIX A


PROXY             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
SIERRAWEST        The undersigned hereby appoint David W. Clark, Jerrold T.
BANCORP           Henley, William W. McClintock and Thomas M. Watson, as
                  proxies and with full power of substitution,  to represent, vote and act with respect to all shares of common stock of the
                  Bancorp which the undersigned would be entitled to vote at the meeting of  shareholders  to be held on May 28, 1998,  at 4:00
                  p.m.,  at the North  Tahoe  Conference  Center,  Kings  Beach,
                  California or any  adjournments  thereof,  with all the powers
                  the  undersigned  would  possess  if  personally   present  as
                  follows:

1.       ELECTION OF THIRTEEN PERSONS TO BE DIRECTORS.

         David W. Clark, Ralph J. Coppola, William T. Fike, Richard S. Gaston, Jerrold T. Henley, John J. Johnson, Ronald A. Johnson, A. Morgan Jones, Jack V. Leonesio, William W. McClintock, Bernard E. Moore, Gary E. Stein, Thomas M. Watson

         _____  FOR ALL NOMINEES LISTED ABOVE         _____  WITHHOLD AUTHORITY
         (except as marked to the contrary below)

INSTRUCTION: To withhold authority to vote for any individual nominee strike nominee's name or write that nominee's name in the following space:



                       ___________________________________

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or adjournments thereof.
                                                   (Continued on reverse side.)


---------------------------PLEASE  SIGN AND DATE BELOW--------------------------
THIS PROXY, WHEN PROPERLY EXECUTED BY THE UNDERSIGNED STOCKHOLDER(S), WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF ALL THE DIRECTORS NOMINATED AND NAMED IN THE PROXY STATEMENT. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE DETERMINATION OF THE PROXIES.

(Please date this Proxy and sign your name exactly as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. All joint owners should sign.)

_____   I DO        _____DO NOT     EXPECT TO ATTEND THE MEETING

_________   Number Attending


                                                       ______________________
                                                      (Please Print Your Name)


                                                       ______________________
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF     (Please Print Your Name)
DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY
FILING WITH THE SECRETARY OF THE BANCORP A DULY        Date:_________________
EXECUTED PROXY BEARING A LATER DATE OR AN INSTRUMENT
REVOKING THIS PROXY.                                   ______________________
                                                      (Signature ofShareholder)




                                                       ______________________
                                                      (Signature of Shareholder)